SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (I.R.S. Employer Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 6, 2006, the Board of Directors of Dendreon Corporation (the “Company”) approved certain performance compensation arrangements with respect to certain of the Company’s executive officers. The Board granted restricted stock awards on December 6, 2006 under the Company’s Amended 2000 Equity Incentive Plan to the following executive officers for the following share amounts: Dr. Mitchell H. Gold, 112,500 shares; Dr. David L. Urdal, 33,750 shares; and Richard F. Hamm, Jr,. 33,750 shares. 40% of the restricted stock grants will vest upon the acceptance by the Food and Drug Administration (“FDA”) of the Company’s Biologics License Application for Provenge and the balance will vest upon the FDA’s approval of Provenge for commercial sale.
     On December 6, 2006, the Board of Directors of Dendreon Corporation (the “Company”) approved certain performance compensation arrangements with respect to certain of the Company’s executive officers. The Board granted restricted stock awards on December 6, 2006 under the Company’s Amended 2000 Equity Incentive Plan to the following executive officers for the following share amounts: Dr. Mitchell H. Gold, 112,500 shares; Dr. David L. Urdal, 33,750 shares; and Richard F. Hamm, Jr,. 33,750 shares. 40% of the restricted stock grants vest upon the acceptance by the Food and Drug Administration (“FDA”) of the Company’s Biologics License Application for Provenge and the balance will vest upon the FDA’s approval of Provenge for commercial sale.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By	/s/ Richard F. Hamm, Jr. Richard F. Hamm, Jr.
Sr. Vice President, Corporate
Development, General Counsel and Secretary

Date: December 8, 2006